                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                                        PLACE OF
NAME                                                                    INCORPORATION             % OWNERSHIP
----------------------------------------------------------------------  ---------------------  -----------------
Larscom Limited.......................................................  England and Wales               100%
EDGE Systems (UK) Limited.............................................  England and Wales               100%
NetEdge Systems International B.V.....................................  Netherlands                     100%